UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): November 20, 2023

Vivani Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36747	02-0692322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 S. Loop Road Alameda, California (Address of Principal Executive Offices)	94502 (Zip Code)

(415) 506-8462

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	VANI	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of a reduction in workforce at Cortigent, Inc. (“Cortigent”), a wholly-owned subsidiary of Vivani Medical, Inc. (the “Company”), the Company terminated without cause the employment of Scott Dunbar, a named executive officer in the Company’s 2023 proxy statement and former Acting Chief Executive Officer of the Company’s predecessor, Second Sight Medical Products, Inc., effective as of November 20, 2023 (the “Separation Date”).

In connection with Mr. Dunbar’s departure, the Company is providing him with severance benefits consisting of a payment of approximately $70,000 and reimbursement of continued COBRA coverage premiums for up to six months to the extent Mr. Dunbar is eligible and elects to continue such coverage. The Company intends to enter into a customary separation and release agreement with Mr. Dunbar (the “Separation Agreement”) to memorialize such arrangements.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVANI MEDICAL, INC.

Date:	November 24, 2023	By:	/s/ Brigid Makes
Brigid Makes Chief Financial Officer (Principal Financial and Accounting Officer)